EXHIBIT 10.2

NAPSTER, INC.
2001 STOCK PLAN
DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

THIS DIRECTOR RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is dated as of [____________, 200_] (the “Award Date”) by and between Napster, Inc., a Delaware corporation (the “Corporation”), and [______________] (the “Director”).

W I T N E S S E T H

WHEREAS, pursuant to the Napster, Inc. 2001 Stock Plan, as amended (the “Plan”), the Corporation hereby grants to the Director, effective as of the date hereof, a restricted stock award (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Director, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.  Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.  Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Director an Award with respect to an aggregate of [________] restricted shares of Common Stock of the Corporation (the “Restricted Stock”).

3.  Vesting. Subject to Section 8 below, the Award shall vest, and restrictions (other than those set forth in Section 16 of the Plan) shall lapse, with respect to 6.25% of the total number of shares of Restricted Stock (subject to adjustment under Section 13 of the Plan) on each three-month anniversary of the Award Date. If the Award Date is the 29th, 30th or 31st of a month and a three-month anniversary of such date is scheduled to occur in a month that does not contain 29, 30 or 31 days, as applicable, the applicable installment of the Restricted Stock shall instead be deemed to vest on the last day of the relevant month. The Board reserves the right to accelerate the vesting of the Restricted Stock in such circumstances as it, in its sole discretion, deems appropriate and any such acceleration shall be effective only when set forth in a written instrument executed by an officer of the Corporation.

4.  Continuance of Services. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Partial service, even if substantial, during any vesting period will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 8 below or under the Plan. Nothing contained in this Agreement or the Plan constitutes a continued service commitment by the Corporation, confers upon the Director any right to remain in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries at any time to terminate such services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Director’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Director without his or her consent thereto.

5.  Dividend and Voting Rights. After the Award Date, the Director shall be entitled to cash dividends and voting rights with respect to the shares of Restricted Stock subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to Section 8 below.

6.  Restrictions on Transfer. Prior to the time that they have become vested pursuant to Section 3 hereof or Section 20(g)(iii) of the Plan, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 9 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to transfers to the Corporation.

7.  Stock Certificates.

(a)  Book Entry Form. The Corporation shall issue the shares of Restricted Stock subject to the Award either: (a) in certificate form as provided in Section 7(b) below; or (b) in book entry form, registered in the name of the Director with notations regarding the applicable restrictions on transfer imposed under this Agreement.

(b)  Certificates to be Held by Corporation; Legend. Any certificates representing shares of Restricted Stock that may be delivered to the Director by the Corporation prior to vesting shall be redelivered to the Corporation to be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend and any other legends the Corporation may determine to be necessary or advisable to comply with all applicable laws, rules, and regulations:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Napster, Inc. A copy of such Agreement is on file in the office of the Secretary of Napster, Inc.”

(c)  Delivery of Certificates Upon Vesting. Promptly after the vesting of any shares of Restricted Stock pursuant to Section 3 hereof or Section 20(g)(iii) of the Plan, the Corporation shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Director a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may be permitted pursuant to Section 10 hereof. The Director (or the beneficiary or personal representative of the Director in the event of the Director’s death or disability, as the case may be) shall deliver to the Corporation any representations or other documents or assurances as the Corporation or its counsel may determine to be necessary or advisable in order to ensure compliance with all applicable laws, rules, and regulations with respect to the grant of the Award and the delivery of shares of Common Stock in respect thereof. The shares so delivered shall no longer be restricted shares hereunder.

(d)  Stock Power; Power of Attorney. Concurrently with the execution and delivery of this Agreement, the Director shall deliver to the Corporation an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to such shares. The Corporation shall not deliver any share certificates in accordance with this Agreement unless and until the Corporation shall have received such stock power executed by the Director. The Director, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Corporation and each of its authorized representatives as the Director’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan or this Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.

8.  Effect of Termination of Employment or Services. If the Director ceases to be a member of the Board (regardless of the reason, whether with or without cause, voluntarily or involuntarily, or due to death or disability), the Director’s shares of Restricted Stock (and related Restricted Property as defined in Section 9 hereof) shall be forfeited to the Corporation to the extent such shares have not become vested pursuant to Section 3 hereof or Section 20(g)(iii) of the Plan upon the Severance Date (as defined below). Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Corporation as of the Severance Date, without any other action by the Director (or the Director’s beneficiary or personal representative in the event of the Director’s death or disability, as applicable). No consideration shall be paid by the Corporation with respect to such transfer. The Corporation may exercise its powers under Section 7(d) hereof and take any other action necessary or advisable to evidence such transfer. The Director (or the Director’s beneficiary or personal representative in the event of the Director’s death or disability, as applicable) shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation. Notwithstanding anything to the contrary in this Section 8, the Director’s “Severance Date” shall be the last day that the Director is a member of the Board; provided, however, that if the Director ceases to be a member of the Board (regardless of the reason) but, immediately thereafter, is employed by the Corporation or one of its Subsidiaries, the Director’s Severance Date shall not be the date the Director ceases to be a member of the Board but instead shall be the last day that the Director is either or both (1) a member of the Board and/or (2) employed by the Corporation or a Subsidiary.

9.  Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 13(a) of the Plan, the Administrator shall make adjustments if appropriate in the number and kind of securities that may become vested under the Award. If any adjustment shall be made under Section 13(a) of the Plan or an event described in Section 13(f)(i) of the Plan shall occur and the shares of Restricted Stock are not fully vested upon such event or prior thereto, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration, property or other securities (the “Restricted Property” and, for the purposes of this Agreement, “Restricted Stock” shall include “Restricted Property”, unless the context otherwise requires) received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property.

10.  Tax Withholding. The Corporation shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Corporation or any of its Subsidiaries may reasonably be obligated to withhold with respect to the grant, vesting, making of an election under Section 83(b) of the Code or other event with respect to the Restricted Stock. The Corporation shall, to the extent the Corporation reasonably determines is permitted by all Applicable Laws, withhold and/or reacquire a sufficient number of shares of Restricted Stock that vest pursuant to this Agreement, valued at their Fair Market Value on the applicable vesting date, to satisfy the minimum amount of any such withholding obligations that arise with respect to the vesting of such shares. The Corporation may take such action(s) without notice to the Director and shall remit to the Director in cash the balance of any proceeds from withholding and/or reacquiring such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations. The Director shall have no discretion as to the Corporation’s satisfaction of tax withholding obligations in such manner. If, however, the Director makes an election under Section 83(b) of the Code with respect to the Restricted Stock, if any other withholding event occurs with respect to the Restricted Stock other than the vesting of such shares, or if the Corporation is otherwise reasonably not able to satisfy the withholding obligations with respect to the vesting of the Restricted Stock as provided above in this Section 10, the Corporation (or any Subsidiary of the Corporation that employs the Director, as applicable) shall be entitled to require a cash payment by or on behalf of the Director and/or to deduct from other compensation payable to the Director the amount of any such withholding obligations.

11.  Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Director at the Director’s last address reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Director is no longer a Service Provider, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 11.

12.  Plan. The Award and all rights of the Director under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Director agrees to be bound by the terms of the Plan and this Agreement. The Director acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13.  Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 15 of the Plan. This Agreement may be amended by the Board from time to time. Any such amendment must be in writing and signed by the Corporation. Any such amendment that materially and adversely affects the Director’s rights under this Agreement requires the consent of the Director in order to be effective with respect to the Award. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.  Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.  Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16.  Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Director has hereunto set his or her hand as of the date and year first above written.

NAPSTER, INC.,
a Delaware corporation

By:

Print Name:
Its:

DIRECTOR

Signature

Print Name

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Director Restricted Stock Award Agreement by Napster, Inc., I, _____________________________, the spouse of the Director therein named, do hereby join with my spouse in executing the foregoing Director Restricted Stock Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated: _____________, 2005

Signature of Spouse

Print Name

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Director Restricted Stock Award Agreement between Napster, Inc., a Delaware corporation (the “Corporation”), and the individual named below (the “Individual”) dated as of _____________, 2005, the Individual, hereby sells, assigns and transfers to the Corporation, an aggregate ________ shares of Common Stock of the Corporation, standing in the Individual’s name on the books of the Corporation and represented by stock certificate number(s) _____________________________________________ to which this instrument is attached, and hereby irrevocably constitutes and appoints _________________ ____________________________________ as his or her attorney in fact and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.

Dated _____________, ________

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Corporation to exercise its sale/purchase option set forth in the Director Restricted Stock Award Agreement without requiring additional signatures on the part of the Individual.)